As filed with the Securities and Exchange Commission on December 4, 1997

                                                           REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         -------------------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------


                               EPIX MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                04-3030815
(State or other jurisdiction of incorporation)        (I.R.S. Employer
                                                      Identification No.)

                                71 Rogers Street
                         Cambridge, Massachusetts 02142
             (Address of registrant's principal executive offices)
                         -------------------------------


                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)


                                 MICHAEL D. WEBB
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               EPIX Medical, Inc.
                                71 Rogers Street
                         Cambridge, Massachusetts 02142
                                 (617) 499-1400
            (Name, address and telephone number of agent for service)

                         -------------------------------



                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
  Title of each class of securities to       Amount to be             Proposed            Proposed maximum           Amount of
             be registered                    registered          maximum offering       aggregate offering      registration fee
                                                                   price per share             price
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value                66,666 shares           $11.5625(1)            $770,826(1)               $227.39
-----------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on November 26, 1997 as reported by the Nasdaq National Market.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in the documents sent or given to participants in the 1996 Employee Stock Purchase Plan of EPIX Medical, Inc. (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 000-21863) filed with the Commission on March 27, 1997.

     (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Registrant's Common Stock $.01 par value per share ("Common Stock") contained in its Registration Statement on Form 8-A (File No. 0-21863) filed with the Commission on December 10, 1996, including any amendment or report filed hereafter for the purpose of updating such description.

     (d) The Registrant's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders.

     (e) Information as to stock options, including the amount outstanding, exercises, prices and expiration dates, included in the Registrant's definitive proxy statement, described in (d) above and which will be included in the future either in the Registrant's proxy statements, annual reports or appendices to the prospectus.

     All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.
-----------------------------------
           Not applicable.


Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------
           Not applicable.


Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

     Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify directors, officers, employees and agents of the Registrant against actual and reasonable expenses (including attorneys' fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on behalf of the Registrant, and against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by him in connection with any such action, suit or proceeding, if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the Registrant.

     Article NINTH of the Registrant's Restated Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined.

     Article TENTH of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become a director or officer of the Registrant, or is or was serving, or has agreed to serve at the request of the Registrant as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article TENTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article TENTH further permits the Board of Directors to authorize the grant of indemnification rights to other employees and agents of the Registrant and such rights may be equivalent to, or greater or less than, those set forth in Article TENTH.

     Article V, Section 1 of the Registrant's By-Laws provide that the Registrant shall, to the full extend permitted by the Delaware General Corporation Law, as amended from time to time, and the Registrant's Restated Certificate of Incorporation, indemnify each person whom it may indemnify pursuant thereto.

     Article V, Section 2 of the Registrant's By-Laws provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such.

     The Registrant maintains insurance for directors and officers and has entered into agreements with certain officers and directors affirming the Registrant's obligation to indemnify them to the fullest extent permitted by law and providing various other protections.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------
           Not applicable.


Item 8.  Exhibits.
------------------



Exhibit Number                             Description
--------------                             -----------
    4.1          Restated Certificate of Incorporation of the Registrant.  Filed as Exhibit
                 4.1 to the Registrant's Registration Statement on Form S-8 on July 1,
                 1997 (File No. 333-30531) and incorporated herein by reference.

    4.2          Amended Restated By-Laws of the Registrant.  Filed as Exhibit 4.2 to the
                 Registrant's Registration Statement on Form S-8 on July 1, 1997 (File
                 No. 333-30531) and incorporated herein by reference.

    4.3          Third Amended and Restated Stockholders' Rights Agreement by and
                 among the Registrant and certain of its stockholders named therein dated
                 May 29, 1996.  Filed as Exhibit 10.22 to the Company's Registration
                 Statement on Form S-1 (File No. 333-17581) and incorporated herein by reference.

    5.1          Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.  Filed herewith.

   23.1          Consent of Ernst & Young LLP, independent auditors.  Filed herewith.

   23.2          Consent of Palmer & Dodge LLP.  Contained in Opinion of Palmer &
                 Dodge LLP, filed as Exhibit 5.1 hereto.

   24.1          Power of Attorney.  Set forth on the signature page to this Registration
                 Statement.

   24.2          Certified resolution of the Board of Directors authorizing Power of
                 Attorney.  Filed herewith.

   99.1          1996 Employee Stock Purchase Plan.  Filed as Exhibit 10.32 to the
                 Registrants Registration Statement on Form S-1 (Registration No. 333-
                 17581) and incorporated herein by reference.



Item 9.  Undertakings.
----------------------

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on this 4th day of December, 1997.

                                     EPIX MEDICAL, INC.


                                      By: /s/ Michael D. Webb
                                          --------------------------------------
                                          Michael D. Webb
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY


     We, the undersigned officers and directors of EPIX Medical, Inc. hereby severally constitute and appoint Michael D. Webb, Jeffrey R. Lentz and William
T. Whelan and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


           Signature                       Title                                      Date
           ---------                       -----                                      ----
/s/ Michael D. Webb                        President, Chief Executive                 December 4, 1997
-------------------------------------      Officer and Director
Michael D. Webb                            (Principal Executive
                                           Officer)



/s/ Jeffrey R. Lentz                       Chief Financial Officer and                December 4, 1997
------------------------------------       Vice President, Finance and
Jeffrey R. Lentz                           Administration (Principal
                                           Financial Officer and
                                           Principal Accounting Officer)



/s/ Christopher F.O. Gabrieli              Chairman of the Board                      December 4, 1997
-----------------------------------        and Director
Christopher F.O. Gabrieli







/s/ Stanley T. Crooke, M.D., Ph.D.         Director                                  December 4, 1997
-----------------------------------
Stanley T. Crooke, M.D., Ph.D.


/s/ Luke B. Evnin, Ph.D.                   Director                                  December 4, 1997
-----------------------------------
Luke B. Evnin, Ph.D.


/s/ Randall B. Lauffer, Ph.D.              Director                                  December 4, 1997
-----------------------------------
Randall B. Lauffer, Ph.D.


                                  EXHIBIT INDEX
                                  -------------



Exhibit Number                                  Description
--------------                                  -----------
      4.1           Restated Certificate of Incorporation of Registrant.  Filed as Exhibit 4.1
                    to the Registrant's Registration Statement on Form S-8 on July 1, 1997
                    (File No. 333-30531) and incorporated herein by reference.

      4.2           Amended and Restated By-Laws of Registrant.  Filed as Exhibit 4.2 to
                    the Registrant's Registration Statement on Form S-8 on July 1, 1997 (File
                    No. 333-30531) and incorporated herein by reference.

      4.3           Third Amended and Restated Stockholders' Rights Agreement by and
                    among the Registrant and certain of its stockholders named therein dated
                    May 29, 1996.  Filed as Exhibit 10.22 to the Company's Registration
                    Statement on Form S-1 (File No. 333-17581) and incorporated herein by reference.

      5.1           Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.  Filed herewith.

      23.1          Consent of Ernst & Young LLP, independent auditors.  Filed herewith.

      23.2          Consent of Palmer & Dodge LLP, Contained in Opinion of Palmer &
                    Dodge LLP, filed as Exhibit 5.1 hereto.

      24.1          Power of Attorney.  Set forth on the signature page to this Registration
                    Statement.

      24.2          Certified resolution of the Board of Directors authorizing Power of
                    Attorney.  Filed herewith.

      99.1          1996 Employee Stock Purchase Plan.  Filed as Exhibit 10.32 to the
                    Registrants Registration Statement on Form S-1 (Registration No. 333-
                    17581) and incorporated herein by reference.
